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                                                                       Ex 10.20

                               ROBERT L. NATT

                        WAIVER AND RELEASE OF CLAIMS

     This WAIVER and RELEASE OF CLAIMS (this "Release") is made and entered into by and between Foundation Health Systems, Inc. and its affiliates and subsidiaries (hereinafter referred to as the "Company") and Robert L. Natt (hereinafter referred to as the "Employee").

     WHEREAS, the Company and Employee are parties to an Employment Agreement dated December 31, 1997 (the "Employment Agreement") and desire to terminate the Employment Agreement as of the Termination Date.

     WHEREAS, the Company and Employee are entering into this Release as a condition to Employee's receipt of severance pay and certain other payments and benefits described below upon his or her termination of employment with the Company.

     NOW, THEREFORE, the Company and Employees agree as follows:

1. Employee's employment with the Company shall terminate on December 31, 1998 (the "Termination Date"). Upon execution of this Agreement, Employee shall not represent to anyone that he is an employee of the Company and shall not say or do anything purporting to bind the Company.

2. The Company shall provide Employee with the following payments and benefits:

     A. Following the Termination Date upon Employee's acceptance of the terms set forth herein as evidenced by Employee's signature set forth below and the expiration of the seven (7) day revocation period set forth below, Employee shall be entitled to:

          (i) a lump sum payment equal to $956,800 less applicable deductions and withholdings, representing 2.99 times Employee's base salary of $320,000 per year (the "Base Salary");

          (ii) a lump sum payment equal to $250,000 less applicable deductions and withholdings representing Employee's retention bonus;

          (iii) medical, health, disability, life and accident insurance coverage for Employee and his dependents (i.e. his wife, unmarried dependent children ages 19-24 who are dependent on Employee for at least 50% of their financial support or are full-time students), at the levels and in the amounts existing at the Termination Date ("the Benefits"), through the FHS choices plan or another plan or plans of the Company's choosing, until the first to occur of the following: (a) Employee reaches age 65, or (b) Employee secures similar coverage through another employer.

          (iv) use of the automobile leased by the Company for Employee through September 14, 2001, the end of the lease term. The Company will continue to pay maintenance, repair insurance and other costs for the leased automobile associated with the lease through the end of the lease term provided Employee submits to the Company receipts for such repairs and maintenance. Employee shall have the option to purchase said automobile at the end of the lease term in accordance with the terms of said lease, provided Employee pays any applicable sales tax, transfer fees or other fees associated with said option to purchase;

          (v) payment of an amount not to exceed $12,000 to defray Employee's legal and financial planning expenses which amount shall be paid by Company directly to Employee's attorneys, Cummings & Lockwood, upon presentation of documentation by Cummings & Lockwood evidencing that such expenses have been incurred by Employee;

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          (vi)   outplacement services commensurate with that provided to
          other employees of the Company at Employee's level of responsibility;

          (vii)  Employee's office chair and computer.

          (viii) reimbursement of Employee's University Club initiation fee and 1998 dues upon receipt of documentation showing that Employee has paid these fees and dues.

     B. Employee acknowledges and agrees that he has received all compensation and all earned and unused vacation/paid-time-off owing to Employee as of the Termination Date.

     C. The Company agrees that any stock options that were granted to Employee during his employment, will be fully vested as of the Termination Date and shall be exercisable through December 31, 2000, notwithstanding anything to the contrary contained in the applicable stock option plan of the Company. Employee further acknowledges and agrees that he is not entitled to receive or be granted and will not receive or be granted any additional stock, units, options or shares.

3. In consideration of the Company providing Employee those payments and benefits set forth in Section 2A above, and as a condition to receiving such payments and benefits, Employee freely and voluntarily enters into this Release and by signing this Release Employee, on his own behalf and on behalf of his heirs, beneficiaries, successors, representatives, trustees, administrators and assigns, hereby waives and releases the Company, and each of its past, present and future officers, directors, shareholders, employees, consultants, accountants, attorneys, agents, managers, insurers, sureties, parent and sister corporations, divisions, subsidiary corporations and entities, partners, joint venturers, affiliates, beneficiaries, successors, representatives and assigns, from any and all claims, demands, damages, debts, liabilities, controversies, obligations, actions or causes of action of any nature whatsoever, whether based on tort, statute, contract, indemnity, rescission or any other theory or recovery, including by not limited to claims arising under federal, state or local laws prohibiting discrimination in employment, including the Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1870, as amended, claims of disability discrimination under the Americans with Disabilities Act, claims under the Age Discrimination in Employment Act, as amended ("ADEA"), the Worker Adjustment and Retraining Notification
     Act ("WARN") or claims for wrongful termination, breach of contract, breach of public policy, termination in violation of public policy, physical or mental harm or distress or claims arising out of the Company's right to terminate its employees, whether for compensatory, punitive, equitable or other relief, whether known, unknown, suspected or unsuspected, including without limitation claims which may have arisen or may in the future arise in connection with any event which occurred on or before the date of Employee's execution of this Release. The provisions in this paragraph are not intended to prohibit Employee from filing a claim for unemployment insurance or worker's compensation insurance.

4. Employee shall not initiate or cause to be initiated against the Company any compliance review, suit, action, investigation or proceeding of any kind, or voluntarily participate in same, individually or as a representative, witness or member of a class, under contract, law or regulation, federal, state or local, pertaining to any matter related to his employment with the Company.

5. Except as otherwise provided herein, Employee agrees he shall return to the Company immediately on execution of this Agreement any building key(s), security pass or other access or identification cards and any Company property in his possession, including but not limited to any documents, credit cards, computer equipment, mobile phones or data files. Employee agrees to submit all expense accounts and to pay promptly the outstanding balance on each corporate credit card that the Company previously issued to Employee.

6. Employee shall not, without the Company's written consent by an authorized representative, at any time prior or subsequent to the execution of this Release, disclose, use, remove or copy any confidential information, trade secret or proprietary information or customer lists of the Company, including without limitation, any technical, actuarial, economic, financial, procurement, provider, customer, underwriting, contractual, managerial, marketing or other information of any type that has economic value in the business in which the Company is engaged, provided however, that confidential information, trade secret or proprietary information and customer lists shall not include any previously published information, information generally in the public domain or information required to be disclosed by applicable law or legal process.

7. A. For purposes of the Agreement, "Competition" by the Employees shall mean the Employee's engaging in, or otherwise directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting his name to be used in connection with the activities of any other business or organization anywhere in the United States which competes, directly or indirectly, with the business of the Company as the same shall be constituted at any time following the Termination Date.

     B. For the twelve (12) month period following the Termination Date, the Employee shall not engage in Competition (as defined above and modified herein for purposes of this subsection 7B only), with the Company in (a) any locality or region of the United States, and (b) any substantive area, for which the Employee had responsibility while employed by the Company; PROVIDED, that it shall not be a violation of this sub-paragraph for the Employee to become the registered or beneficial owner of up to two percent (2%) of any class of the capital stock of a competing corporation registered under the Securities Exchange Act of 1934, as amended, provided that the Employee does not actively participate in the business of such corporation until such time as this covenant expires.

     C. For the twelve (12) month period following the Termination Date, Employee agrees that he will not, directly or indirectly, for his benefit or for the benefit of any other person, firm or entity, do any of the following:

         (i) solicit from any customer doing business with the Company as of the Termination Date, business of the same or of a similar nature to the business of the Company with such customer;

         (ii) solicit from any known potential customer of the Company business of the same or of a similar nature to that which has been the subject of a known written or oral bid, offer or proposal by the Company, or of substantial preparation with a view to making such a bid, proposal or offer, within six (6) months prior to the Termination Date;

         (iii) solicit the employment or services of, or hire, any person who was known to be employed by or was a known consultant to the Company as of the Termination Date, or within six (6) months prior thereto; or

         (iv) otherwise knowingly interfere with the business or accounts of the Company.

8. Any developments or discoveries by Employee during the course of his employment with the Company through the Termination Date resulting in patents, lists of customers, trade secrets, specialized know-how or other intellectual property useful in the then current business of the Company shall be for the sole benefit of the Company.

9. Employee agrees to cooperate with the Company in defending or investigating any claim against the Company arising in whole or in part out of the Company's business during Employee's employment with the Company for which the Company requests Employee's assistance. The Company will use its reasonable best efforts to assure that any request for such cooperation will not unduly interfere with Employee's other material business and personal obligations and commitments.

10. Nothing contained herein shall be construed as an admission of any wrongful act, including but not limited to violation of any contract, express or implied, or any federal, state or local employment laws or regulations, and nothing contained herein shall be used for any purpose except in proceedings related to the enforcement of this Release.

11. If any part or term of this Release is held invalid or unenforceable, such invalidity or unenforceability shall not affect in any way the validity or enforceability of any other part or term of this Release. This Release supersedes all other understandings and agreements of the parties, whether written or oral, including but not limited to the Employment Agreement.

12. Employee acknowledges that he has had an opportunity to consult and be represented by counsel of Employee's choosing in the review of this Release, and that he has been advised by the Company to do so, that the Employee is fully aware of the contents of the Release and of its legal effect, that the preceding paragraphs recite the sole consideration for this Release, and that Employee enters into this Release freely, without coercion, and based on the Employee's own judgment and not in reliance upon any representation or promise made by the other party, other than those contained herein. There may be no modification of the terms of this Release except in writing signed by the parties hereto.

13. Employee agrees and acknowledges that this Release recites all payments and benefits Employee is entitled to receive and that no other payments or benefits will be asserted or requested by Employee.

14. The Release shall be construed and governed by the laws of the State of California. Employee expressly waives the provisions of California Civil Code Section 1542 (or any applicable provision under any applicable state law) regarding the waiver of unknown claims. California Civil Code Section 1542 provides as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

15. Solely for the purposes of the computation of payments to be made pursuant to this Agreement and notwithstanding any other provisions hereof, payments to the Employee under this Release (other than the payments required to be made pursuant to Section 2B hereof) shall be reduced (but not below zero) so that the present value, as determined in accordance with Section 280G(d)(4) of the Internal Revenue Code of 1986, as amended (the "Code"), of such payments plus any other payments that must be taken into account for purposes of any computation relating to the Employee under Section 280G(b)(2)(a)(ii) of the Code, shall not, in the aggregate, exceed 2.99 times the Employee's "base amount" as such term is defined in Section 280G(b)(3) of the Code. Notwithstanding any other provision hereof, no reduction in payments under the limitation contained in the immediately preceding sentence shall be applied to payments hereunder which do not constitute "excess parachute payments" within the meaning of the Code. Any payments in excess of the limitation of this Section 14 or otherwise determined to be "excess parachute payments" made to the Employee hereunder shall be deemed to be overpayments which shall constitute an amount owing from the Employee to the Company with interest from the date of receipt by the Employee to the date of repayment (or offset) at the applicable federal rate under
     Section 1274(d) of the Code, compounded semi-annually, which shall be payable to the Company upon demand; PROVIDED, HOWEVER, that no repayment shall be required under this sentence if in the written opinion of tax counsel satisfactory to the Employee and delivered to the Employee and the Company such repayment does not allow such overpayment to be excluded for federal income and excise tax purposes from the Employee's income for the year of receipt or afford the Employee a compensating federal income tax deduction for the year of repayment.

     EMPLOYEE ACKNOWLEDGES BY SIGNING BELOW that (i) Employee has not relied upon any representations, written or oral, not set forth in this Release;
     (ii) at the time Employee was given this Release Employee was informed in writing by the Company that (a) Employee had at least 21 days in which to consider whether Employee would sign the Release and (b) Employee should consult with an attorney before signing the Release; and (iii) Employee had an opportunity to consult with an attorney and either had such consultations or has freely decided to sign this Release without consulting an attorney.

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

     Employee further acknowledges that he may revoke acceptance of this Release by delivering a letter of revocation within seven (7) days after the date set forth below addressed to: FHS Corporate Legal Department, 21600 Oxnard Street, Woodland Hills, CA 01367.

     Finally, Employee acknowledges that he understands that this Release shall not become effective until the eighth (8th) day following his signing this Release and that if Employee does not revoke his acceptance of the terms of this Release within the seven (7) day period following the date on which Employee signs this Release, then this Release shall be binding and enforceable.

         IN WITNESS WHEREOF, the parties hereto have executed this Release as of the dates set forth below.


  Employee                                    Foundation Health Systems, Inc.


  By:  /s/ Robert L. Natt                     By:  /s/ B. Curtis Westen
     -----------------------------               -----------------------------
       Name:  Robert L. Natt                  Name:
                                              Title:

  Dated:   2/4/99                             Dated:   2/4/99
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